                                                                   EXHIBIT 10.26


                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                     BETWEEN

                       CABOT MICROELECTRONICS CORPORATION

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION


                            DATED AS OF JULY 10, 2001


                                TABLE OF CONTENTS

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
SECTION 1         DEFINITIONS.....................................................................................1


   1.1        Definitions.........................................................................................1

   1.2        Other Interpretive Provisions......................................................................11

SECTION 2         DESCRIPTION OF TERM LOAN; CONVERSION AND CONTINUATION PROCEDURES...............................11


   2.1        Term Loan..........................................................................................11

   2.2        Loan Procedures....................................................................................11
              2.2.1      Various Types of Loans..................................................................11
              2.2.2      Conversion and Continuation Procedures..................................................12
              2.2.3      Conversion and Continuation Procedures..................................................12
              2.2.4      Any conversion of a Eurodollar Loan on a day other than the last day of an Interest
                         Period therefor shall be subject to Section 7.4.........................................13

   2.3        Certain Conditions.................................................................................13

SECTION 3         NOTE; RECORDKEEPING............................................................................13


   3.1        Note...............................................................................................13

   3.2        Recordkeeping......................................................................................13

SECTION 4         INTEREST.......................................................................................14


   4.1        Interest Rates.....................................................................................14

   4.2        Interest Payment Dates.............................................................................14

   4.3        Setting and Notice of Eurodollar Rates.............................................................14

   4.4        Computation of Interest............................................................................15

SECTION 5         PREPAYMENTS....................................................................................15


   5.1        Prepayments........................................................................................15

   5.2        All Prepayments....................................................................................15

SECTION 6         MAKING OF PAYMENTS; SETOFF; TAXES..............................................................15


   6.1        Making of Payments.................................................................................15

   6.2        Application of Certain Payments....................................................................15


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
   6.3        Due Date Extension.................................................................................15

   6.4        Setoff.............................................................................................15

   6.5        Taxes..............................................................................................16

SECTION 7         INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR
                  LOANS..........................................................................................16


   7.1        Increased Costs....................................................................................16

   7.2        Basis for Determining Interest Rate Inadequate or Unfair...........................................17

   7.3        Changes in Law Rendering Eurodollar Loans Unlawful.................................................18

   7.4        Funding Losses.....................................................................................18

   7.5        Right of the Bank to Fund through Other Offices....................................................18

   7.6        Discretion of the Bank as to Manner of Funding.....................................................19

   7.7        Mitigation of Circumstances........................................................................19

   7.8        Conclusiveness of Statements; Survival of Provisions...............................................19

SECTION 8         REPRESENTATIONS AND WARRANTIES.................................................................19


   8.1        Organization.......................................................................................19

   8.2        Authorization; No Conflict.........................................................................20

   8.3        Validity and Binding Nature........................................................................20

   8.4        Financial Condition................................................................................20

   8.5        No Material Adverse Change.........................................................................20

   8.6        Litigation and Contingent Liabilities..............................................................21

   8.7        No Materially Adverse Contracts, etc...............................................................21

   8.8        Compliance.........................................................................................21

   8.9        Taxes..............................................................................................21

   8.10       Information........................................................................................21

   8.11       Solvency...........................................................................................22

   8.12       No Default.........................................................................................22

   8.13       Use of Proceeds....................................................................................22

   8.14       Subsidiaries.......................................................................................22

   8.15       Ownership of Properties; Liens.....................................................................22

   8.16       Intellectual Property..............................................................................22

   8.17       Insurance..........................................................................................22


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
   8.18       Investment Company Act; Public Utility Holding Company Act.........................................23

   8.19       Regulations T, U and X.............................................................................23

   8.20       Securities Matters.................................................................................23

   8.21       Pension and Welfare Plans..........................................................................23

   8.22       Environmental Matters..............................................................................23

   8.23       Labor Matters......................................................................................25

   8.24       Disclosure.........................................................................................25

   8.25       Survival of Warranties.............................................................................25

SECTION 9         COVENANTS......................................................................................25


   9.1        Reports, Certificates and Other Information........................................................25
              9.1.1      Annual Report...........................................................................25
              9.1.2      Interim Reports.........................................................................26
              9.1.3      Compliance Certificates.................................................................26
              9.1.4      Reports to the SEC and to Shareholders..................................................26
              9.1.5      Notice of Default, Litigation and ERISA Matters.........................................26
              9.1.6      Management Reports......................................................................27
              9.1.7      Projections.............................................................................27
              9.1.8      Debt Notices............................................................................27
              9.1.9      Other Information.......................................................................27

   9.2        Books, Records and Inspections.....................................................................27

   9.3        Compliance with Laws; Payment of Taxes and Liabilities.............................................28

   9.4        Maintenance of Property; Insurance.................................................................28

   9.5        Maintenance of Existence, etc......................................................................28

   9.6        Financial Covenants................................................................................28
              9.6.1      Leverage Ratio..........................................................................28
              9.6.2      Debt Service Coverage Ratio.............................................................29
              9.6.3      Minimum Net Worth.......................................................................29

   9.7        Limitations on Debt................................................................................29

   9.8        Liens..............................................................................................30

   9.9        Operating Leases...................................................................................31

   9.10       Restricted Payments................................................................................31

   9.11       Mergers, Consolidations, Acquisitions, Sales.......................................................31

   9.12       Modification of Documents..........................................................................33

   9.13       Use of Proceeds....................................................................................33

   9.14       Further Assurances.................................................................................33


                                      iii
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
   9.15       Transactions with Affiliates.......................................................................33

   9.16       Employee Benefit Plans.............................................................................33

   9.17       Environmental Matters..............................................................................33

   9.18       Inconsistent Agreements............................................................................34

   9.19       Investments........................................................................................34

   9.20       Fiscal Year........................................................................................35

SECTION 10        EFFECTIVENESS; CONDITIONS OF LENDING, ETC......................................................35


   10.1       Deliveries.........................................................................................35
              10.1.1     Loan Documents..........................................................................35
              10.1.2     Guaranty................................................................................35
              10.1.3     Credit Agreement........................................................................35
              10.1.4     Insurance...............................................................................35
              10.1.5     Payment of Attorney Costs...............................................................35
              10.1.6     Other...................................................................................35

   10.2       Compliance with Warranties, No Default, etc........................................................35

SECTION 11        EVENTS OF DEFAULT AND THEIR EFFECT.............................................................36


   11.1       Events of Default..................................................................................36
              11.1.1     Non-Payment of the Term Loan, etc.......................................................36
              11.1.2     Non-Payment of Other Debt...............................................................36
              11.1.3     Other Material Obligations..............................................................36
              11.1.4     Bankruptcy, Insolvency, etc.............................................................36
              11.1.5     Non-Compliance with Loan Documents......................................................37
              11.1.6     Representation and Warranties...........................................................37
              11.1.7     Pension Plans...........................................................................37
              11.1.8     Judgments...............................................................................37
              11.1.9     Rodel Litigation........................................................................37
              11.1.10    Invalidity of Guaranty, etc.............................................................38
              11.1.11    Change of Control.......................................................................38
              11.1.12    Injunctions.............................................................................38
              11.1.13    Work Stoppages..........................................................................38
              11.1.14    Loss of Licenses or Permits.............................................................38
              11.1.15    Forfeitures.............................................................................39
              11.1.16    Cancellation, Invalidity of Loan Documents..............................................39

   11.2       Effect of Event of Default.........................................................................39

SECTION 12        GENERAL........................................................................................39


   12.1       Waiver; Amendments.................................................................................39


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
   12.2       Confirmations......................................................................................39

   12.3       Notices............................................................................................39

   12.4       Computations.......................................................................................40

   12.5       Regulation U.......................................................................................40

   12.6       Costs, Expenses and Taxes..........................................................................40

   12.7       Subsidiary References..............................................................................40

   12.8       Captions...........................................................................................40

   12.9       Succesors, Participants and Assigns................................................................41

   12.10      Governing Law......................................................................................41

   12.11      Counterparts.......................................................................................41

   12.12      Indemnification by the Company.....................................................................41

   12.13      Nonliability of the Bank...........................................................................42

   12.14      Forum Selection and Consent to Jurisdiction........................................................42

   12.15      Waiver of Jury Trial...............................................................................43

   12.16      Confidentiality....................................................................................43

              [Remainder of page left intentionally blank.]......................................................43


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


SCHEDULES


PRICING SCHEDULE

SCHEDULE 8.6                        Litigation and Contingent Liabilities
SCHEDULE 8.14                       Subsidiaries
SCHEDULE 8.16                       Intellectual Property
SCHEDULE 8.17                       Insurance
SCHEDULE 8.21                       Pension and Welfare Plans
SCHEDULE 8.22                       Environmental Matters
SCHEDULE 9.7                        Existing Debt
SCHEDULE 9.8                        Existing Liens
SCHEDULE 9.9                        Existing Operating Leases
SCHEDULE 9.19                       Investments
SCHEDULE 12.3                       Addresses for Notices

                                    EXHIBITS


EXHIBIT A           Form of Term Note (Section 3.1)

EXHIBIT B           Form of Compliance Certificate (Section 9.1.3)

EXHIBIT C           Form of Guaranty (Section 1.1)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 10, 2001 (this "Agreement") is entered into between CABOT MICROELECTRONICS CORPORATION (the "Company") and LASALLE BANK NATIONAL ASSOCIATION (the "Bank").

                              PRELIMINARY STATEMENT

     A. The Company and the Bank are parties to an Amended and Restated Credit Agreement dated as of July 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Existing STEP Credit Agreement"), under which the Bank has made available to the Company a Term Loan and a revolving credit facility upon the terms and conditions set forth therein.

     B. Concurrently herewith, the Company, the financial institutions from time to time parties thereto, the Bank, as administrative agent for such financial institutions, and National City Bank of Michigan/Illinois, a national banking association, as syndication agent for such financial institutions, have entered into a Credit Agreement (such Credit Agreement, as the same hereafter may be amended, modified, supplemented or restated from time to time, hereinafter is referred to as the "Credit Agreement"), pursuant and subject to the terms and conditions of which such financial institutions have agreed to extend certain financing arrangements to the Company;

     C. One of the conditions precedent to the obligations of the financial institutions from time to time parties to the Credit Agreement is that the Company and the Bank amend and restate the Existing STEP Credit Agreement in its entirety on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and in consideration of the mutual agreements herein contained, the Existing STEP Credit Agreement is amended and restated in its entirety as follows:

                                    SECTION 1
                                   DEFINITIONS

     1.1 Definitions. When used herein the following terms shall have the following meanings:

     Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

     Affected Loan - see Section 7.3.

     Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agreement - see the Preamble.

     Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

     Bank - see the Preamble.

     Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

     Base Rate Loan means any portion of the Term Loan which bears interest at or by reference to the Base Rate.

     Base Rate Margin - see the Pricing Schedule.

     Business Day means any day on which the Bank is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

     Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person, other than the Tuscola Unit C Agreement.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof (or, in the case of foreign operations, any country that is a member of the Organisation for Economic Co-operation and Development), (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by the Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System (or, in the case of foreign operations, a commercial banking institution organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development) and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with the Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank (or other commercial banking institution) thereunder.

     CERCLA - see Section 8.22.

     Closing Date - means July 10, 2001.

     Code means the Internal Revenue Code of 1986.

     Company - see the Preamble.

     Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

     Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, plus non-cash losses from sales, exchanges and other dispositions of assets and other non-cash losses and minus any gains from sales, exchanges and other dispositions of assets, any other gains and any gains from discontinued operations.

     Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Credit Agreement - see the Preliminary Statement.

     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

     Debt Service Coverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) EBIT for the Computation Period ending on such day to
(ii) the sum of (A) Interest Expense


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

for such Computation Period plus (B) required payments of principal of Funded Debt (including the term loans but excluding the revolving loans under the Credit Agreement) for the succeeding Computation Period.

     Disposal - see the definition of "Release".

     Dollar and the sign "$" mean lawful money of the United States of America.

     Domestic Subsidiary means each Subsidiary of the Company incorporated or organized in the United States of America or any State or territory thereof.

     EBIT means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense and income tax expense. EBIT for any period in which one or more Acquisitions permitted under Section 9.11 have been consummated shall be calculated on a pro forma basis so as to include the effect such Acquisitions would have had on EBIT if such Acquisitions had been consummated on the first day of such period. Such pro forma calculation shall be made only on the basis of historical audited or reviewed financial statements, without any adjustment, of the Person acquired or from whom the assets which were the subject of such Acquisition were acquired, prepared by an accounting firm of national recognition or otherwise reasonably acceptable to the Bank and broken down by fiscal quarter in a manner consistent with GAAP.

     EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period. EBITDA for any period in which one or more Acquisitions permitted under Section
9.11 have been consummated shall be calculated on a pro forma basis so as to include the effect such Acquisitions would have had on EBITDA if such Acquisitions had been consummated on the first day of such period. Such pro forma calculation shall be made only on the basis of historical audited or reviewed financial statements, without any adjustment, of the Person acquired or from whom the assets which were the subject of such Acquisition were acquired, prepared by an accounting firm of national recognition or otherwise reasonably acceptable to the Bank and broken down by fiscal quarter in a manner consistent with GAAP.

     Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

     Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     ERISA means the Employee Retirement Income Security Act of 1974.

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any portion of the Term Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

     Eurodollar Margin - see the Pricing Schedule.

     Eurodollar Office means the office or offices of the Bank which shall be making or maintaining the Eurodollar Loans hereunder. A Eurodollar Office of the Bank may be, at the option of the Bank, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

          Eurodollar Rate           =      Eurodollar Rate
          (Reserve Adjusted)               1-Eurocurrency
                                           Reserve Percentage

     Event of Default means any of the events described in Section 11.1.

     Existing STEP Credit Agreement - see the Preliminary Statement.

     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business

Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.

     Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on September 30th of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on September 30th of such calendar year.

     FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

     Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

     GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Group - see Section 2.2.1.

     Guarantor Subsidiary means each Subsidiary of the Company which executes a Guaranty.

     Guaranty means a guaranty substantially in the form of Exhibit C.

     Hazardous Substances - see Section 8.22.

     Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Hedging Obligation means, with respect to any Person at any time, the liability of such Person under any Hedging Agreement at such time as determined on a mark-to-market basis.

     Indemnified Liabilities - see Section 12.12.

     Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

     Interest Period means, as to any Eurodollar Loan, the period commencing on the date the applicable portion of the Term Loan is continued as or converted into a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii) the Company may not select any Interest Period for any portion of the Term Loan if, after giving effect to such selection, the aggregate principal amount of the Term Loan having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

     Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) the remainder of (A) Total Debt as of such day minus (B) the aggregate amount of all cash on hand and Cash Equivalent Investments of the Company and its Subsidiaries as of such day to (ii) EBITDA for the Computation Period ending on such day.

     Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Documents means this Agreement, the Note and the Guaranty.

     Loan Party means the Company and each Subsidiary.

     Margin Stock means any "margin stock" or "margin security" as such terms are defined in Regulations U and X of the FRB.

     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     Maturity Date means the earlier to occur of (a) April 3, 2005 and (b) such other date on which obligations hereunder become due and payable pursuant to
Section 11.

     Mortgage Debt means Debt secured by Mortgage Liens.

     Mortgage Liens means Liens granted by the Company or any Subsidiary which attach solely to real estate and the improvements thereon.

     Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

     Net Worth means at any date the consolidated net worth of the Company and its Subsidiaries as of such date as determined in accordance with GAAP.

     Note - see Section 3.1.

     Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pricing Schedule - the Pricing Schedule attached hereto.

     Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank as its prime rate (whether or not such rate is actually charged by the Bank). Any change in the Prime Rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     RCRA - see Section 8.22.

     Regulation D means Regulation D of the FRB.

     Regulation T means Regulation T of the FRB.

     Regulation U means Regulation U of the FRB.

     Regulation X means Regulation X of the FRB.

     Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

     Rodel Litigation means the actions pending in the United States District Court for the District of Delaware entitled Rodel, Inc. v. Cabot Corporation (Civil Action No. 98-352) and Rodel, Inc. v. Cabot Corporation (Civil Action No. 99-256) and any other litigation or cause of action against Cabot Corporation or the Company based upon the same patents at issue in such actions.

     SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

     Securities Laws - see Section 8.20.

     STEP means the State of Illinois State Treasurer's Economic Program.

     STEP Rate means a fixed interest rate equal to (i) 6.37% per annum until April 3, 2002 and (ii) from and after April 3, 2002, 1.75% per annum plus 70% of the "three year treasury rate." For purposes of this definition, "three year treasury rate" means the rate for U.S. Treasury Bonds maturing closest to the Maturity Date announced in the Wall Street Journal or any similar publication on April 3, 2002 unless a different rate per annum is designated by the Treasurer of the State of Illinois as the interest rate contemplated by STEP with respect to the funds maintained by the State of Illinois on deposit with the Bank in an amount at least equal to the then outstanding principal amount of the Term Loan for the purpose of funding the Company under STEP.

     Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than

50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability at any time shall (subject to any limitation set forth therein) be deemed to be the maximum amount of the debt, obligation or other liability supported thereby, or, in the case of contingent or unliquidated indemnification obligations, the amount which has been, or, in accordance with GAAP should be, recorded as a liability on or reserved for in such Person's balance sheet at such time. Notwithstanding anything in this definition to the contrary, the term "Suretyship Liability" shall not include any amount paid or payable by the Company or any Subsidiary
(a) to or for the benefit of any officer, director or employee of the Company or any Subsidiary or (b) to any customer, supplier, vendor or other Person arising in the ordinary course of the Company's or such Subsidiary's business and consistent with its prior practices.

     Term Loan - see Section 2.1.

     Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent or unliquidated obligations in respect of Suretyship Liabilities (except to the extent (i) the amount thereof has been, or in accordance with GAAP should be, recorded as a liability on or reserved for in the Company's consolidated balance sheet at such time and the validity thereof is not being contested by the Company, such Subsidiary or the party in interest in good faith by appropriate proceedings diligently conducted or (ii) constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (b) Hedging Obligations, and (c) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

     Tuscola Unit C Agreement means the agreement contemplated between the Company and Cabot Corporation whereby Cabot Corporation has constructed, and owns, and will operate and maintain a commercial production unit at its production facilities in Tuscola, Illinois for the primary purpose of producing fumed alumina to be sold by Cabot Corporation to the Company and purchased by the Company from Cabot Corporation subject to the terms of such agreement.

     Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

     Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The term "including" is not limiting and means "including without limitation."

          (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

          (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations between and have been reviewed by counsel to the Company and the Bank and are the work product of all parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

                                   SECTION 2
        DESCRIPTION OF TERM LOAN; CONVERSION AND CONTINUATION PROCEDURES

     2.1 Term Loan. The Term Loan consists of a term loan in the amount of $3,500,000, which amount represents the outstanding principal balance on the date hereof of the term loan made by the Bank to the Company under the Existing STEP Credit Agreement.

     2.2 Loan Procedures.

          2.2.1 Various Types of Loans. During any period that the Company is ineligible to receive funds from STEP or the State of Illinois ceases to maintain funds on deposit with the Bank in an amount at least equal to the then outstanding principal amount of the Term Loan for the purpose of funding the Company under STEP, the Term Loan will be, divided into tranches which are either a Base Rate Loan or a Eurodollar Loan, as the Company shall specify in the related notice of conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups." Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than three (3) Groups of Eurodollar Loans shall be outstanding at any one time.

          2.2.2 Conversion and Continuation Procedures.

          (a) The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Bank of any conversion or continuation of any portion of the Term Loan to or as a Base Rate Loan or a Eurodollar Loan not later than (a) in the case of a Base Rate Loan, 11:00 A.M., Chicago time, on the proposed date of such Base Rate Loan, and (b) in the case of a Eurodollar Loan, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such Eurodollar Loan. Such notice shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Any conversion shall be on a Business Day. Each Base Rate Loan shall be in an aggregate amount of at least $100,000 and an integral multiple of $10,000, and each Eurodollar Loan shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $500,000.

          2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Bank in accordance with clause (b) below:

               (i) elect, as of any Business Day, to convert any Eurodollar Loan or Base Rate Loan (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) into loans of the other type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

     provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $1,000,000 and an integral multiple of $500,000.

          (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Bank of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

               (i) the proposed date of conversion or continuation;

               (ii) the aggregate amount of Base Rate Loans or Eurodollar Loans to be converted or continued;

               (iii) whether the proposed conversion or continuation results in one or more Base Rate Loans or Eurodollar Loans; and

               (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

          2.2.4 Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 7.4.

     2.3 Certain Conditions. Notwithstanding any other provision of this Agreement, the Bank shall not have an obligation to permit the continuation of or any conversion into any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists.

                                   SECTION 3
                               NOTE; RECORDKEEPING

     3.1 Note. The Term Loan shall be evidenced by a promissory note (the "Note") substantially in the form set forth in Exhibit A, payable to the order of the Bank in a face principal amount equal to $3,500,000. The unpaid principal balance of the Term Loan of the Bank shall be paid in full on the Maturity Date.

     3.2 Recordkeeping. The Bank shall record in its records, or at its option on the schedule attached to the Note, the date and amount of the Term Loan made by the Bank, each repayment or conversion thereof and, in the case of any Eurodollar Loan, the dates on which each Interest Period for such Eurodollar Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under the Note to repay the principal amount of the Term Loan evidenced by the Note together with all interest accruing thereon.

                                    SECTION 4
                                    INTEREST

     4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of the Term Loan until the Term Loan is paid in full as follows:

          (a) so long as the Company remains eligible to receive funds from STEP and so long as the State of Illinois maintains funds on deposit with the Bank in an amount at least equal to the then outstanding principal amount of the Term Loan for the purpose of funding the Company under STEP at the interest rates contemplated by STEP, at the STEP Rate; or

          (b) during any period that the Company is ineligible to receive funds from STEP or the State of Illinois ceases to maintain funds on deposit with the Bank in an amount at least equal to the then outstanding principal amount of the Term Loan for the purpose of funding the Company under STEP at the interest rates contemplated by STEP, (i) until the Bank has received notice from the Company of any conversion under Section 2.2.3 of a portion of the Term Loan to one or more Eurodollar Loans, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin, and
     (ii) from and after the date the Bank has received such a notice, (A) for each Base Rate Loan, the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect and (B) for each Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan plus the Eurodollar Margin from time to time in effect;

provided that at any time an Event of Default exists the above interest rates shall be increased by 2% per annum.

     4.2 Interest Payment Dates. Accrued interest on the Term Loan (to the extent calculated at the STEP Rate) and each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Eurodollar Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, all accrued interest on the Term Loan shall be payable on demand. All accrued interest not paid when due shall, to the extent permitted by law, bear interest from the date due until paid at the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus 2% per annum.

     4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Bank. Each determination of the applicable Eurodollar Rate by the Bank shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Bank shall, upon written request of the Company, deliver to the Company a statement showing the computations used by the Bank in determining any applicable Eurodollar Rate hereunder.

     4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

                                    SECTION 5
                                   PREPAYMENTS

     5.1 Prepayments. The Company may from time to time prepay the Term Loan in whole or in part; provided that the Company shall give the Bank notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the amount of the Term Loan to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $10,000. The Company shall not be entitled to reborrow any portion of the Term Loan which is repaid or prepaid.

     5.2 All Prepayments. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 7.4.

                                   SECTION 6
                        MAKING OF PAYMENTS; SETOFF; TAXES

     6.1 Making of Payments. All payments of principal of or interest on the Note shall be made by the Company to the Bank in immediately available funds at the office specified by the Bank not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Bank on the following Business Day.

     6.2 Application of Certain Payments. Each payment of principal shall be applied to the Term Loan as the Company shall direct by notice to be received by the Bank on or before the date of such payment or, in the absence of such notice, as the Bank shall determine in its discretion. Notwithstanding the foregoing, after an Event of Default has occurred and is continuing, the Bank may apply any payments as the Bank shall determine in its sole discretion.

     6.3 Due Date Extension. If any payment of principal or interest with respect to the Term Loan falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     6.4 Setoff. The Company agrees that the Bank has all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank.

     6.5 Taxes. All payments of principal of, and interest on, the Term Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

          (c) pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense arising due to any act or omission of the Company) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had such Taxes not been asserted. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank, the required receipts or other required documentary evidence, the Company shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

                                   SECTION 7
            INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS

     7.1 Increased Costs. (a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any Eurodollar Office of the Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject the Bank (or any Eurodollar Office of the Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of the Bank or its Eurodollar Office imposed by the jurisdiction in which the Bank's principal executive office or Eurodollar Office is located);

               (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section
          4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank (or any Eurodollar Office of the Bank); or

               (iii) shall impose on the Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) the Bank (or any Eurodollar Office of the Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Company shall pay directly to the Bank such additional amount as will compensate the Bank for such increased cost or such reduction.

     (b) If the Bank shall determine that the adoption or phase- in of, any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or any Person controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or such controlling Person's capital as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such controlling Person could have achieved but for such adoption, phase-in, change or compliance (taking into consideration the Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Company shall pay to the Bank such additional amount as will compensate the Bank or such controlling Person for such reduction.

     7.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

          (a) deposits in U.S. dollars (in the applicable amounts) are not being offered to the Bank in the interbank eurodollar market for such Interest Period, or the Bank otherwise determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) due to economic or other conditions affecting generally the eurodollar market which are not due to any act, omission, event or determination within the direct control of the Bank, the Eurodollar Rate (Reserve Adjusted) as determined by the Bank will not adequately and fairly reflect the cost to the Bank of maintaining or funding Eurodollar Loans for such Interest Period or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement;

then the Bank shall promptly notify the Company and, so long as such circumstances shall continue, (i) the Bank shall be under no obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

     7.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in (including the adoption of any new) applicable law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of the Bank cause a substantial question as to whether it is) unlawful for the Bank to make, maintain or fund Eurodollar Loans, then the Bank shall promptly notify the Company and, so long as such circumstances shall continue, (a) the Bank shall have no obligation to convert Base Rate Loans into or continue Eurodollar Loans as, Eurodollar Loans and (b) on the last day of the current Interest Period for each Eurodollar Loan then outstanding (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by the Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     7.4 Funding Losses. The Company hereby agrees that upon written demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed), the Company will indemnify the Bank against any net loss or expense that the Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain any Eurodollar
Loan), as reasonably determined by the Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of the Bank on a date other than the last day of an Interest Period for such Eurodollar Loan (including any conversion pursuant to Section 7.3) or (b) any failure of the Company to convert or continue any Eurodollar Loan on a date specified therefor in a notice of conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Bank pursuant to this Agreement shall be deemed to be irrevocable.

     7.5 Right of the Bank to Fund through Other Offices. The Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of the

Bank to make such Eurodollar Loan; provided that in such event for the purposes of this Agreement such Eurodollar Loan shall be deemed to have been made by the Bank and the obligation of the Company to repay such Eurodollar Loan shall nevertheless be to the Bank and shall be deemed held by it, to the extent of such Eurodollar Loan, for the account of such branch or Affiliate.

     7.6 Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Term Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     7.7 Mitigation of Circumstances. The Bank shall promptly notify the Company of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in the Bank's sole judgment, otherwise disadvantageous to the Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 6.5 or 7.1 or
(ii) the occurrence of any circumstances described in Section 7.2 or 7.3 (and, if the Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, the Bank shall promptly so notify the Company). Without limiting the foregoing, the Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in the Bank's sole judgment, be otherwise disadvantageous to the Bank. The Bank shall not request that the Company pay any amount pursuant to Section 6.5 or 7.1, or advise the Company as to its determination under Section 7.2(b), unless it is generally making similar requests of, or determinations with respect to, other borrowers similarly situated, and the Bank agrees to use a reasonable basis for calculating such amounts and making such determinations.

     7.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Bank pursuant to Section 7.1, 7.2, 7.3 or 7.4 shall be conclusive absent demonstrable error. The Bank may use reasonable averaging and attribution methods in determining compensation under Sections 7.1 and 7.4, and the provisions of such Sections shall survive repayment of the Term Loan, cancellation of the Note and termination of this Agreement.

                                   SECTION 8
                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement, the Company represents and warrants to the Bank that:

     8.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each other Loan Party has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated. The Company is in good standing and is duly qualified to do business in the States of Arizona, California, Colorado, Illinois, Indiana and Texas, the Commonwealth of Massachusetts and each other jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure so to qualify would not have a Material Adverse Effect.

     8.2 Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies under this Agreement and each of the Company and each other Loan Party is and will continue to be duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company under this Agreement, do not and will not (i) require any consent or approval of any governmental agency or authority that has not been obtained or (ii) conflict with (a) any provision of law, (b) the articles of incorporation or by-laws of the Company or any other Loan Party, (c) any agreement, indenture, instrument or other document binding upon the Company or any other Loan Party or any of their respective properties or assets or (d) any court or administrative order or decree applicable to the Company, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Company or any other Loan Party.

     8.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

     8.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as of and for the fiscal years ended September 30, 1999 and September 30, 2000, and unaudited consolidated financial statements of the Company for the portion of fiscal year 2001 up to and including March 31, 2001, copies of which have been furnished prior to the Closing Date to the Bank, have been prepared in accordance with GAAP and fairly present the consolidated financial condition of the Company and its Subsidiaries as of such dates and the results of their operations for the periods then ended. Except as reflected and accrued for or reserved against in the Company's consolidated financial statements, or as disclosed in the notes thereto, neither the Company nor any Subsidiary has any material liabilities, known or unknown, matured or unmatured, absolute, contingent or otherwise which might reasonably be expected to have a Material Adverse Effect.

     8.5 No Material Adverse Change. Since September 30, 2000, there has been no event that has had or might reasonably be expected to have a Material Adverse Effect. Since September 30, 2000, the Company has not (i) paid or declared any dividend on or in respect of any shares of any class of capital stock of the Company (other than dividends payable solely in shares of common stock of the Company), (ii) purchased, redeemed or otherwise retired any shares of any class of capital stock of the Company, directly or indirectly through a Subsidiary or otherwise, (iii) returned capital to its shareholders as such, or (iv) made any other distribution on or in respect of any shares of any class of capital stock of the Company.

     8.6 Litigation and Contingent Liabilities. Except as set forth in Schedule 8.6, no litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any contingent liabilities not listed on Schedule 8.6 or permitted by Section 9.7 which has had or might reasonably be expected to have a Material Adverse Effect.

     8.7 No Materially Adverse Contracts, etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or, to the Company's knowledge, other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have any Material Adverse Effect.

     8.8 Compliance. Neither the Company nor any of its Subsidiaries is in violation of any provision of its articles of incorporation, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any statute, license, rule or regulation applicable to it, or, to the Company's knowledge, any decree, order or judgment, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or result in a Material Adverse Effect. No contract or other agreement to which the Company or any Subsidiary is a party has been terminated if such termination could result in a Material Adverse Effect.

     8.9 Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports (federal, state, local, foreign and other applicable tax returns) required to be filed by or on behalf of it and has paid or caused to be paid all taxes and other governmental charges due for the periods covered thereby, including interest and penalties, other than any such taxes or charges
(i) for which a timely and proper extension has been obtained and (ii) that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. The Company has set aside reserves on its balance sheet for the payment of all liabilities for all taxes (whether or not disputed) of the Company accrued through the date of such balance sheet to the extent required by GAAP.

     8.10 Information. All information heretofore or contemporaneously with this Agreement furnished in writing by the Company or any other Loan Party to the Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any other Loan Party to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     8.11 Solvency. On the Closing Date, and immediately prior to and after giving effect to the transactions contemplated by this Agreement (i) the Company's and each other Loan Party's assets will exceed its liabilities and
(ii) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     8.12 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt under this Agreement or under any other Loan Document.

     8.13 Use of Proceeds. The Company shall use the proceeds of the Term Loan solely for the purposes permitted under the Existing STEP Credit Agreement, working capital and for other general corporate purposes.

     8.14 Subsidiaries. Except as set forth on Schedule 8.14 hereto, the Company has no Subsidiaries.

     8.15 Ownership of Properties; Liens. Except as permitted pursuant to
Section 9.8 and subject to Section 8.16, each of the Company and each Subsidiary owns good title to all of its properties and assets, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like).

     8.16 Intellectual Property. To the best of the Company's knowledge after due inquiry, and except as set forth in Schedule 8.16, the Company and each of its Subsidiaries owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries as conducted on the Closing Date, without any infringement upon rights of others which might reasonably be expected to have a Material Adverse Effect.

     8.17 Insurance. Set forth on Schedule 8.17 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

     8.18 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     8.19 Regulations T, U and X. None of the transactions contemplated by this Agreement or any of the other Loan Documents, including the use of the proceeds of the Term Loan, will violate or result in a violation of any regulation issued pursuant to Section 7 of the Securities Exchange Act of 1934, as amended, including, without limitation, Regulations T, U and X and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     8.20 Securities Matters. The making of the Term Loan, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the Securities and Exchange Commission (collectively, the "Securities Laws).

     8.21 Pension and Welfare Plans. (a) Except as set forth in Schedule 8.21, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     (b) Except as set forth in Schedule 8.21, all contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     8.22 Environmental Matters.

          (a) To the best of the Company's knowledge based upon a good faith review, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which individually or in the aggregate might reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary has received notice from any third party, including any federal, state or local governmental authority (i) that any one of them has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, (ii) that any hazardous waste, as defined by 42 U.S.C.ss.6903(5), any hazardous substance as defined by 42 U.S.C.ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C.ss.9601 (33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances"), which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law, (iii) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law or (iv) of any Environmental Claim.

          (c) To the best of the Company's knowledge, except as set forth on
     Schedule 8.22, (i) no portion of any real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties, (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws, (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which might individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, upon or into any real property or other assets of the Company or any Subsidiary, and which might reasonably be expected to have a Material Adverse Effect and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

     8.23 Labor Matters. Neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate might reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     8.24 Disclosure. None of this Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Company or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Company or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Company or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

     8.25 Survival of Warranties. All representations contained in this Agreement and the other Loan Documents survive the execution and delivery of this Agreement.

                                    SECTION 9
                                    COVENANTS

     Until the Maturity Date and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

     9.1 Reports, Certificates and Other Information. Furnish to the Bank:

          9.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without qualification by PriceWaterhouseCoopers LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Bank, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 9.6, 9.7, 9.9 or 9.10 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail.

          9.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings for each Fiscal Quarter in such Fiscal Year and cash flows for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year.

          9.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 9.1.1 and each set of quarterly statements pursuant to Section 9.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or Treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in 9.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

          9.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

          9.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Bank which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension

     Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such Pension Plan or Multiemployer Pension Plan is or has been funded at a rate less than that required under
     Section 412 of the Code, that any such Pension Plan or Multiemployer Pension Plan is or may be terminated, or that any such Pension Plan or Multiemployer Pension Plan is or may become insolvent;

          (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary; or

          (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

          9.1.6 Management Reports. Promptly following receipt by the Company, copies of all detailed management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

          9.1.7 Projections. As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year and the next two succeeding Fiscal Years prepared in a manner consistent with the projections delivered by the Company to the Bank prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Bank, accompanied by a certificate of the Chief Financial Officer or Treasurer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith,
(ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

          9.1.8 Debt Notices. Promptly following receipt by the Company or any of its Subsidiaries, copies of any material notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Debt of the Company or such Subsidiary.

          9.1.9 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as the Bank may reasonably request.

     9.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, the Bank or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Bank or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Bank or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records. All such inspections or audits by the Bank if an Event of Default exists shall be at the Company's expense.

     9.3 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books reserves with respect thereto to the extent required by GAAP.

     9.4 Maintenance of Property; Insurance.

          (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

          (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on
     Schedule 8.17 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Bank, furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

     9.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 9.2) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     9.6 Financial Covenants.

          9.6.1 Leverage Ratio. Not permit the Leverage Ratio on the last day of each Fiscal Quarter to be greater than 2.25 to 1.00.

          9.6.2 Debt Service Coverage Ratio. Not permit the Debt Service Coverage Ratio on the last day of each Fiscal Quarter to be less than 3.50 to 1.00.

          9.6.3 Minimum Net Worth. Not permit Net Worth as of the last day of
     (i) the Fiscal Quarter ending June 30, 2001 to be less than the sum of (A) $104,459,000 plus (B) 50% of the consolidated net income, exclusive of losses, of the Company and its Subsidiaries for each of the two Fiscal Quarters ending June 30, 2001 and (ii) any Fiscal Quarter thereafter to be less than the sum of (A) the amount required hereunder for the last day of immediately preceding Fiscal Quarter plus (B) 50% of the consolidated net income, exclusive of losses, of the Company and its Subsidiaries for such Fiscal Quarter.

     9.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

          (a) obligations under the Credit Agreement or under this Agreement and the other Loan Documents;

          (b) Debt secured by Liens permitted by Section 9.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $10,000,000;

          (c) Debt of Guarantor Subsidiaries to the Company;

          (d) unsecured Debt of the Company to Subsidiaries;

          (e) unsecured subordinated Debt of the Company (other than to Subsidiaries) in an aggregate amount not to exceed $100,000,000 at any time outstanding which has subordination terms, covenants, pricing and other terms and conditions which have been approved in writing by the Bank in advance of the incurrence thereof, which approval shall not be unreasonably withheld so long as (1) such Debt matures after all obligations under this Agreement and the other Loan Documents have matured and become due and payable in full, (2) the subordination terms provide that no payment shall be made on such Debt, and no enforcement or collection action shall be taken by the holder of such Debt, if any Event of Default exists and is continuing under this Agreement and are otherwise consistent with then prevailing subordination terms and conditions, (3) the covenants and events of default with respect to such Debt are less restrictive than those contained in this Agreement and the other Loan Documents and (4) the pricing and other terms and conditions of such Debt are consistent with then prevailing market terms applicable to Debt of such character and type;

          (f) other senior unsecured Debt of the Company (other than to Subsidiaries) or of any Subsidiary (other than to the Company or any Subsidiary) in an aggregate amount not to exceed $10,000,000 at any time outstanding on terms and conditions which are approved in writing by the Bank in advance of the incurrence thereof, which approval shall not be unreasonably withheld so long as (1) such Debt matures after all obligations under the Credit Agreement have matured and become due and payable in full, (2) the covenants and events of default with respect to such Debt are not more restrictive than those contained in this Agreement and the other Loan Documents and (3) the pricing and other terms and conditions of such Debt are consistent with then prevailing market terms applicable to Debt of such character and type;

          (g) Mortgage Debt of the Company (other than to Subsidiaries) or of any Subsidiary (other than to the Company or any Subsidiary) in an aggregate amount not to exceed $25,000,000 at any time outstanding on terms and conditions which are approved in writing by the Bank in advance of the incurrence thereof, which approval shall not be unreasonably withheld so long as the pricing and other terms and conditions of such Debt are consistent with then prevailing market terms applicable to Debt of such character and type;

          (h) Hedging Obligations incurred for bona fide hedging purposes and not for speculation; and

          (i) Debt described on Schedule 9.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased.

     9.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains reserves to the extent required by GAAP;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains reserves to the extent required by GAAP;

          (c) Liens described on Schedule 9.8;

          (d) subject to the limitation set forth in Section 9.7(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all (but not greater than the cost thereof) or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

          (e) attachments, levied judgments and other similar Liens arising in connection with court proceedings with respect to which no Event of Default would exist under Section 11.1.8 or 11.1.9;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

          (g) subject to the limitations set forth in Section 9.7(g), Mortgage Liens; and

          (h) other Liens, in addition to the Liens listed above, provided that the aggregate amount of all Debt or other obligations secured thereby at any time outstanding shall not exceed $500,000.

     9.9 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases other than those described on Schedule 9.9 made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $5,000,000 in any Fiscal Year.

     9.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any dividends or distributions to any of its shareholders (other than dividends and distributions in the form of its own capital stock) or purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, except that (i) any Subsidiary may make dividends or distributions to the Company or to a Wholly-Owned Subsidiary and
(ii) so long as no Event of Default or Unmatured Event of Default exists or results therefrom, the Company may make dividends and distributions to its shareholders and may purchase or redeem its capital stock, other equity interests, warrants, options and other rights in respect thereof so long as the aggregate amount paid in respect of such dividends, distributions, purchases and redemptions from the Closing Date through the date such dividends, distributions, purchases and redemptions are made does not exceed $10,000,000 plus fifty percent (50%) of the consolidated net income of the Company and its Subsidiaries for the period commencing December 31, 2000 through the date such dividends, distributions, purchases or redemptions are made, (b) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof other than those which arise pursuant to bona fide arm's length transactions in the ordinary course of business and reasonable and customary directors' fees, (c) make any redemption, prepayment, defeasance or repurchase of any Debt other than Debt permitted under Section 9.7(a), 9.7(b), 9.7(c), 9.7(d) or 9.7(h) or (d) set aside funds for any of the foregoing.

     9.11 Mergers, Consolidations, Acquisitions, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, purchase or acquire all or substantially all of the assets of any other Person, all or substantially all of any division of any other Person or, except as permitted under Section 9.19, any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; (c) any Acquisition by the Company or any Wholly-Owned Subsidiary where:

          (1) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;

          (2) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith and the value of all capital stock issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) does not exceed $35,000,000 individually and $75,000,000 in the aggregate when taking into consideration the aggregate purchase price of all other purchases and acquisitions consummated after the Closing Date;

          (3) not less than five (5) Business Days prior to entering into any definitive agreement in connection with such Acquisition, the Company shall have delivered to the Bank a reasonably detailed description of such Acquisition, together with historical audited or reviewed financial statements of the Person to be acquired or from whom the assets which are the subject of such Acquisition are to be acquired and, without any adjustment to the historical financial performance of the Company, such Person or assets, projections of the effect of such Acquisition on the Company's financial performance, demonstrating to the satisfaction of the Bank that both before and after giving effect to such Acquisition, the Company is and will be in pro forma compliance with all the financial ratios and restrictions set forth in Section 9.6;

          (4) in the case of the Acquisition of any Person, the Board of Directors, and, if required by applicable law, the shareholders of the Company and the Person so acquired have approved the acquisition; and

          (5) immediately before and after giving effect to such Acquisition, the Revolving Commitment Amount (as defined under the Credit Agreement) shall exceed the Revolving Outstandings (as defined under the Credit Agreement) by at least $15,000,000 less any cash on hand and Cash Equivalent Investments of the Company; and

(d) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company for any such sale or disposition outside the ordinary course of business) so long as the net book value of all assets sold or otherwise disposed of prior to the fifth anniversary of the Closing Date does not exceed the remainder of (1) 10% of the net book value of the consolidated tangible assets of the Company and its Subsidiaries as of the most recently ended Fiscal Quarter minus (2) the aggregate value of all such sales and dispositions since the Closing Date.

     9.12 Modification of Documents. Not permit the Certificate or Articles of Incorporation, By-Laws, other organizational documents or any documents, instruments or agreements evidencing, securing or governing the terms of repayment of any Debt of the Company or any Subsidiary or the Tuscola Unit C Agreement to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Bank.

     9.13 Use of Proceeds. Use the proceeds of the Term Loan solely for the purposes permitted under the Existing STEP Credit Agreement, working capital and for other general corporate purposes; and not use or permit any proceeds of the Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     9.14 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary or as the Bank may reasonably request from time to time to ensure that the obligations of the Company hereunder and under the Loan Documents are guaranteed, by causing the execution and delivery to the Bank of
(a) a counterpart of the Guaranty, by all Subsidiaries (including, promptly upon the acquisition or creation thereof, each Subsidiary acquired or created after the date hereof) other than Subsidiaries who collectively own less than 5% of the consolidated tangible assets of the Company and its Subsidiaries as determined in accordance with GAAP and (b) concurrently with such execution of a counterpart of the Guaranty by any Subsidiary, copies of the articles of incorporation and by-laws of such Subsidiary and resolutions of the board of directors (or similar governing body) of such Subsidiary authorizing the execution and delivery of the Guaranty, certified, in each case, by a duly authorized officer of such Subsidiary and an opinion of counsel (which may be the Company's general counsel) substantially in the form of Exhibit D to the Credit Agreement, with appropriate insertions, pertaining to such Subsidiary and its execution of a counterpart of the Guaranty.

     9.15 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

     9.16 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     9.17 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

     (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

     9.18 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company.

     9.19 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

          (a) contributions by the Company to the capital of any of its Guarantor Subsidiaries, or by any such Guarantor Subsidiary to the capital of any of its Guarantor Subsidiaries;

          (b) in the ordinary course of business, Investments by the Company in any Guarantor Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
     Section 9.7;

          (c) Suretyship Liabilities permitted by Section 9.7;

          (d) Cash Equivalent Investments;

          (e) bank deposits in the ordinary course of business;

          (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

          (g) Investments to consummate Acquisitions permitted by Section 9.11;

          (h) Investments listed on Schedule 9.19; and

          (i) other Investments, in addition to the Investments listed above, in an aggregate amount not in excess of 5% of the consolidated tangible assets of the Company and its Subsidiaries as determined in accordance with GAAP;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

     9.20 Fiscal Year. Not change its Fiscal Year.

                                   SECTION 10
                   EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     The obligation of the Bank to amend and restate the Existing STEP Credit Agreement as set forth herein is subject to the following conditions precedent:

     10.1 Deliveries. The obligation of the Bank to amend and restate the Existing STEP Credit Agreement as set forth herein is, in addition to the conditions precedent specified in Section 10.2, subject to the conditions precedent that the Bank shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Bank), in form and substance satisfactory to the Bank:

          10.1.1 Loan Documents. Each Loan Document.

          10.1.2 Guaranty. A counterpart of the Guaranty executed by each Subsidiary of the Company required to execute the Guaranty under Section 9.14.

          10.1.3 Credit Agreement. The Company and the Bank shall have entered into the Credit Agreement and all conditions to the effectiveness of the Credit Agreement shall have been satisfied.

          10.1.4 Insurance. Evidence satisfactory to the Bank of the existence of insurance required to be maintained pursuant to Section 9.3(b).

          10.1.5 Payment of Attorney Costs. Evidence of payment by the Company of all Attorney Costs of the Bank to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by the Bank through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the
Bank).

          10.1.6 Other. Such other documents as the Bank may reasonably request.

     10.2 Compliance with Warranties, No Default, etc. The following statements shall be true and correct:

          (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except to the extent changed by circumstances permitted by the terms of this Agreement); and

          (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

                                   SECTION 11
                       EVENTS OF DEFAULT AND THEIR EFFECT

     11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          11.1.1 Non-Payment of the Term Loan, etc. Default in the payment when due of the principal of the Term Loan; or default, and continuance thereof for five days, in the payment when due of interest on the Term Loan or of any fee or other amount payable by the Company hereunder or under any other Loan Document.

          11.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $10,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

          11.1.3 Other Material Obligations. Default (after giving effect to any applicable requirement of notice and/or grace) in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not constitute an Event of Default hereunder so long as the Company or such Subsidiary is contesting such default in good faith by appropriate proceedings diligently conducted and has set aside on its books reserves with respect thereto to the extent required by GAAP.

          11.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 45 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 45 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

          11.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 9.1.5(a), 9.6, 9.7, 9.8, 9.10, 9.11, 9.13, 9.19 or 9.20; or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 11) and continuance of such failure described in this clause (b) for thirty (30) days.

          11.1.6 Representation and Warranties. Any representation and warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified or deemed to have been stated or certified.

          11.1.7 Pension Plans. (a) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000.

          11.1.8 Judgments. Final judgments which exceed an aggregate of $5,000,000 shall be rendered against the Company or any Subsidiary, excluding judgments (a) for which there is full insurance (subject to reasonable and customary deductibles) and with respect to which the insurer has assumed responsibility in writing, (b) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to the Bank), (c) which have been paid, discharged or vacated or (d) which have been in force for a period of time not to exceed the applicable period for filing an appeal, which have been effectively stayed by the time required by the rules applicable to the court rendering such judgments or in respect of which the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review, so long as neither execution nor attachment has been levied thereunder or (e) covered under Section 11.1.9.

          11.1.9 Rodel Litigation. Final judgments which exceed an aggregate of $10,000,000 shall be rendered against Cabot Corporation, the Company or any Subsidiary in the Rodel Litigation, or any settlement of the Rodel Litigation agreed to by the Company shall be entered into with respect to which Cabot Corporation, the Company or any Subsidiary shall be obligated to pay an amount in excess of $10,000,000, excluding judgments or settlements (a) for which the Company or such Subsidiary has full insurance (subject to reasonable and customary deductibles) and with respect to which the insurer has assumed responsibility in writing, (b) for which the Company or such Subsidiary is fully indemnified (upon terms and by creditworthy indemnitors which are satisfactory to the Bank), (c) which have been paid, discharged or vacated or (d) in the case of judgments, which have been in force for a period of time not to exceed the applicable period for filing an appeal, which have been effectively stayed by the time required by the rules applicable to the court rendering such judgments or in respect of which Cabot Corporation, the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review, so long as neither execution nor attachment has been levied thereunder.

          11.1.10 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Guarantor Subsidiary; or any Guarantor Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor Subsidiary.

          11.1.11 Change of Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or
(b) during any 12 month period, individuals who are members of the Board of Directors of the Company at the beginning of such period shall cease for any reason to constitute a majority of the Board of Directors of the Company, other than due to expiration of term of service, death, disability, previously established mandatory retirement or resignation due to reasons other than those as a result of or in anticipation of circumstances described in the preceding clause (a).

          11.1.12 Injunctions. The Company or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by a order of any court or administrative or regulatory agency from using any material patent, trademark, copyright or other intellectual property in a manner consistent with past practice if the effect of such order might reasonably be expected to have a Material Adverse Effect, unless the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of such order shall have been obtained pending such appeal or review.

          11.1.13 Work Stoppages. There shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and might reasonably be expected to have a Material Adverse Effect.

          11.1.14 Loss of Licenses or Permits. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any of its Subsidiaries if such loss, suspension, revocation or failure to renew might reasonably be expected to have a Material Adverse Effect.

          11.1.15 Forfeitures. The Company or any of its Subsidiaries shall have been convicted for a state or federal crime, a punishment for which includes the forfeiture of any assets of the Company or such Subsidiary having a fair market value in excess of $5,000,000.

          11.1.16 Cancellation, Invalidity of Loan Documents. The cancellation, termination, revocation or rescission of the Loan Documents otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or the commencement of any action at law, suit or in equity or other legal proceeding by or on behalf of the Company or any Loan Party or any of their respective stockholders, to cancel, revoke or rescind any of the Loan Documents , or the determination by any court or any other governmental or regulatory authority or agency of competent jurisdiction that any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof

     11.2 Effect of Event of Default. If any Event of Default described in
Section 11.1.4 shall occur, the Term Loan and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Bank shall declare the Term Loan and all other obligations hereunder to be due and payable, whereupon the Term Loan and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

                                   SECTION 12
                                     GENERAL

     12.1 Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.2 Confirmations. The Company and the Bank agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Term Loan then outstanding under the Note.

     12.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 12.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes

Sections 2.2.2 and 2.2.3, the Bank shall be entitled to rely on telephonic instructions from any person that the Bank in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Bank harmless from any loss, cost or expense resulting from any such reliance.

     12.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement and the other Loan Documents, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Bank that the Company wishes to amend any covenant in Section 9 to eliminate or to not take into account the effect of any change in GAAP on the operation of such covenant, then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank.

     12.5 Regulation U. The Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     12.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Bank harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on the Bank's net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Note or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Bank of their rights pursuant to Section 9.2. All obligations provided for in this Section 12.6 shall survive repayment of the Term Loan, cancellation of the Note and termination of this Agreement.

     12.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     12.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     12.9 Succesors, Participants and Assigns. This Agreement shall be binding upon the Company, the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank. The Bank may assign, participate or transfer any portion of its rights under this Agreement to any Person, provided that so long as no Event of Default exists, the Bank first obtains the prior written consent of the Company, which consent shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by the Bank to one of its Affiliates. If the Bank transfers, or assigns any portion of its rights under this Agreement to any Person then the Bank must transfer such corresponding portion of STEP deposits made by the State of Illinois Treasury Department to such assignee or transferee. From and after the date on which an assignment by the Bank is made, the assignee shall be deemed automatically to have become a party hereto and, such assignee shall have the rights and obligations of the Bank hereunder and the Bank shall be released from its obligations hereunder.

     12.10 Governing Law. This Agreement and the Note shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Bank expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     12.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     12.12 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Bank and the agreement to make the Term Loan provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Bank and each of the officers, directors, employees, Affiliates and agents of the Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of the Term Loan, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances, (v) claims of any Persons in connection with any of the Securities Laws and relating to the making of the Term Loan or the transactions contemplated by this Agreement and the other Loan Documents, or (vi) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section
12.12 shall survive repayment of the Term Loan, cancellation of the Note, any foreclosure under, or any modification, release or discharge of any Guaranty and termination of this Agreement.

     12.13 Nonliability of the Bank. The relationship between the Company on the one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibility to the Company. The Bank undertakes no responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that the Bank shall not have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the Bank. The Bank shall not have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     12.14 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT

REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     12.15 Waiver of Jury Trial. EACH OF THE COMPANY AND THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     12.16 Confidentiality. The Bank, without the prior written consent of the Company, (i) shall not disclose to any third party any information relative to the Company or any of its Subsidiaries which has been conspicuously designated by the Company as confidential or proprietary ("Confidential Information"), (ii) shall not use Confidential Information of the Company for its own purpose, except as specifically provided in this Agreement to effect the purposes of this Agreement, or to benefit a third party, (iii) shall not disseminate Confidential Information to any Person other than its employees, directors, officers, agents and attorneys who must be directly involved with such Confidential Information and (iv) shall not fail to use the same degree of care as for its own information of like importance (but in any event at least commercially reasonable care) in safeguarding against disclosure of Confidential Information. The foregoing restrictions on disclosure and use of Confidential Information shall not apply to any disclosure or use of any Confidential Information (i) in connection with any proposed assignment, participation or transfer permitted under Section 12.9, provided the Bank making such assignment, participation or transfer has first obtained the Company's prior written consent to such disclosure or use, which consent shall not be unreasonably withheld so long as the prospective assignee, participant or transferee has agreed in writing to be bound by the provisions of this Section 12.16, (ii) which otherwise in its entirety is in the public domain, (iii) to the extent required by applicable law or any rule, regulation, decree, order or injunction of any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator, but only after each Agent and each Bank shall have given, to the extent permitted by applicable law, the Company written notice of such requirement and allowed the Company to contest such requirement, (iv) which is obtained by the Bank from a third party not known to the Bank to be under an obligation of confidentiality to the Company or (v) in connection with the enforcement by the Bank of their respective rights under this Agreement and the other Loan Documents, subject to the prior entry by the court in which such proceedings are pending of an appropriate order designed to afford the Company reasonable assurance such Confidential Information will be protected from unnecessary disclosure.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

Delivered at Chicago, Illinois, as of the day and year first above written.

                                             CABOT MICROELECTRONICS CORPORATION


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------


                                             LASALLE BANK NATIONAL ASSOCIATION


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                PRICING SCHEDULE

     The Eurodollar Margin and the Base Rate Margin shall be determined as set forth below.

     Initially, the Eurodollar Margin shall be 1.00% per annum and the Base Rate Margin shall be 0.00% per annum.

     The Eurodollar Margin and the Base Rate Margin shall be adjusted, in accordance with the last paragraph of this Pricing Schedule, to equal the applicable rate per annum set forth in the table below opposite the applicable Leverage Ratio:

-------------------------------------------------------------------------------
LEVERAGE RATIO                               EURODOLLAR            BASE RATE
                                               MARGIN                MARGIN
-------------------------------------------------------------------------------
Greater than or equal to 1.50:1                1.50%                 0.00%
-------------------------------------------------------------------------------
Greater than or equal to 1.00:1 but less
than 1.50:1                                    1.25%                 0.00%
-------------------------------------------------------------------------------
Less than 1.00:1                               1.00%                 0.00%
-------------------------------------------------------------------------------

     The Eurodollar Margin and the Base Rate Margin shall be adjusted, to the extent applicable, on the third Business Day after the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, 90th) day after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2001 based on the Leverage Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 9.1.1 or 9.1.2, as applicable, and the related Compliance Certificate, required by Section 9.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Eurodollar Margin shall be 1.50% and the Base Rate Margin shall be 0.00% until three Business Days following the delivery of such financial statements and Compliance Certificate. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

                                  SCHEDULE 8.6

                      LITIGATION AND CONTINGENT LIABILITIES

                                  SCHEDULE 8.14

                                  SUBSIDIARIES

                                  SCHEDULE 8.16

                              INTELLECTUAL PROPERTY

                                  SCHEDULE 8.17

                                    INSURANCE

                                  SCHEDULE 8.21

                            PENSION AND WELFARE PLANS

                                  SCHEDULE 8.22

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 9.7

                                  EXISTING DEBT

                                  SCHEDULE 9.8

                                 EXISTING LIENS

                                  SCHEDULE 9.19

                                   INVESTMENTS

                                  SCHEDULE 10.9

                            EXISTING OPERATING LEASES

                                  SCHEDULE 12.3

                              ADDRESSES FOR NOTICES


CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive
Aurora, Illinois  60504
Attention:        Martin M. Ellen, Chief Financial Officer
Telephone:        (630) 375-5591
Facsimile:        (630) 499-2638

with a copy to:

870 North Commons Drive
Aurora, Illinois  60504
Attention:        Carol Bernstein, General Counsel
Telephone:        (630) 375-5461
Facsimile:        (630) 499-2644


LASALLE BANK NATIONAL ASSOCIATION

Notices of Conversion or Continuation

135 South LaSalle Street
Chicago, Illinois 60603
Attention:        Maria Coronado
Telephone:        (312) 904-7517
Facsimile:        (312) 904-4448

All Other Notices

135 South LaSalle Street
Chicago, Illinois 60603
Attention:        Jeff Raider
Telephone:        (312) 904-2766
Facsimile:        (312) 904-6546

                                    EXHIBIT A

                                  FORM OF NOTE


                              Please See Attached.

                                    TERM NOTE

JULY ___, 2001
CHICAGO, ILLINOIS                                                     $3,500,000

         FOR VALUE RECEIVED, the undersigned, CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Maker"), promises to pay to the order of LaSalle Bank National Association (the "Bank") at its principal office in Chicago, Illinois the aggregate unpaid amount of the Term Loan made to the undersigned by the Bank pursuant to the Second Amended and Restated Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on April 3, 2005.

         The Maker further promises to pay interest on the unpaid principal amount of the Term Loan until the date the Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Second Amended and Restated Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Second Amended and Restated Credit Agreement, dated as of July 10, 2001(as amended or otherwise modified from time to time, the "Second Amended and Restated Credit Agreement"), among the Maker and the Bank, to which Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. Capitalized terms used but not elsewhere defined in this Note shall have the respective meanings ascribed to such terms in the Second Amended and Restated Credit Agreement.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                             CABOT MICROELECTRONICS CORPORATION

                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                                     Schedule attached to Term
                                                     Note dated July ___, 2001
                                                     of CABOT MICROELECTRONICS
                                                     CORPORATION payable to the
                                                     order of _________________

Date
and Amount of Loan  Date and Amount of
or of Conversion    Repayment or of          Interest
from another        Conversion into another  Period/Unpaid   Principal  Notation
type of Loan        type of Loan             Maturity Date   Balance    Made by
------------        ------------             -------------   -------    -------


1.       STEP RATE LOAN


2.       BASE RATE LOANS


3.       EURODOLLAR LOANS